EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference in the Registration Statement (Form S-8) pertaining to the Ceragon Networks Ltd. 2003 Share Option Plan and to the incorporation by reference therein of our report dated February 6, 2006 with respect to the consolidated financial statements of Ceragon Networks Ltd. included in its Annual Report (Form 20-F/A) for the year ended December 31, 2005, filed with the Securities and Exchange Commission on July 27, 2006.

/s/ KOST FORER GABBAY & KASIERER

Tel-Aviv, Israel	KOST FORER GABBAY & KASIERER
August 15, 2006	A Member of Ernst & Young Global